UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): December 9, 2016

CDK Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification Number)

1950 Hassell Road, Hoffman Estates, IL 60169
(Registrant’s telephone number, including area code)

(847) 397-1700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2016 Term Loan Facility

On December 9, 2016, CDK Global, Inc. (the “Company”) entered into a Credit Agreement among the Company, the lenders party thereto and Bank of America, N.A., as Administrative Agent (the “Credit Agreement”), providing for a senior unsecured term loan facility (the “term loan facility”).

The Credit Agreement provides the Company with a term loan facility in an aggregate principal amount of $400 million, which is available in a single drawing on December 9, 2016. The term loan facility will mature on the fifth anniversary of the closing date, and will be subject to amortization in equal quarterly installments of 1.25% of the aggregate principal amount of the term loans made on the closing date, with any unpaid principal amount to be due and payable on the maturity date.

Borrowings under the term loan facility will be used for general corporate purposes, which may, without limitation, include the repurchase of shares of the Company’s common stock. The term loan facility is unsecured, and the loans thereunder will bear interest as specified in the Credit Agreement.

The term loan facility contains various covenants and restrictive provisions, including limitations on the ability of the Company’s subsidiaries to incur additional indebtedness; the ability of the Company to consolidate or merge with other entities; and the ability of the Company and its subsidiaries to incur liens, to enter into sale and leaseback transactions, and to enter into agreements restricting the ability of the Company’s subsidiaries to pay dividends. If the Company fails to perform its obligations under these and other covenants, any outstanding borrowings, together with accrued interest, under the term loan facility could be declared immediately due and payable. The term loan facility also contains customary events of default.

The term loan facility also contains financial covenants that provide that (A) the ratio of the Company’s total consolidated indebtedness to consolidated EBITDA shall not exceed 3.50 to 1.00 and (B) the ratio of the Company’s consolidated EBITDA to consolidated interest expense shall be a minimum of 3.00 to 1.00.

Amendment to 2014 Credit Agreement

On December 9, 2016, the Company entered into an Amendment (the “2014 amendment”) to its Credit Agreement dated as of September 16, 2014 among the Company (f/k/a CDK Global Holdings, LLC), the borrowing subsidiaries from time to time party thereto, the lenders party thereto, and JPMorgan Chase Bank, as Administrative Agent (the “2014 term loan facility”).

The 2014 amendment amends the 2014 term loan facility to, among other things, include certain “bail-in” language relating to EEA Financial Institutions and make certain changes to the definitions of “Change in Control,” “Consolidated EBITDA,” “Defaulting Lender,” and “Eligible Assignee.”

Amendment to 2015 Credit Agreement

On December 9, 2016, the Company entered into an Amendment (the “2015 amendment”) to its Credit Agreement dated as of December 14, 2015 among the Company, the lenders party thereto, and Bank of America, N.A., as Administrative Agent (the “2015 term loan facility”).

The 2015 amendment amends the 2015 term loan facility to, among other things, include certain “bail-in” language relating to EEA Financial Institutions and make certain changes to the definitions of “Change in Control,” “Consolidated EBITDA,” and “Eligible Assignee.”

Item 8.01    Other Events.

On December 9, 2016, the Company entered into an accelerated share repurchase (“ASR”) agreement with Morgan Stanley & Co. LLC (“Morgan Stanley”) to purchase $330 million of the Company’s common stock. Under the terms of the ASR agreement, the Company will make a $330 million payment to Morgan Stanley on December 12, 2016 and will receive from them on the same day an initial delivery of approximately 4.5 million shares of the Company’s common stock. The final number of shares to be purchased will be based on the average of the daily volume-weighted average price of the Company’s common stock during the term of the ASR transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR agreement. At settlement, under certain circumstances, the Company may be entitled to receive additional shares of the Company’s common stock from Morgan Stanley or, under certain circumstances, the Company may be required to deliver shares of common stock or to make a cash payment, at the Company’s election, to Morgan Stanley. The final settlement of the transaction under the ASR agreement is expected to occur during the Company’s fiscal quarter ending June 30, 2017.

The ASR agreement contains customary terms for these types of transactions, including the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery upon settlement, the specific circumstances under which adjustments may be made to the transaction, the specific circumstances under which the transaction may be cancelled prior to the scheduled maturity and various acknowledgements, representations and warranties made by the Company and Morgan Stanley, as applicable, to one another.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description of Exhibit
10.1	Credit Agreement, dated as of December 9, 2016, among the Company, the lenders party thereto, and Bank of America, N.A., as Administrative Agent
10.2	First Amendment, dated as of December 9, 2016, to the Credit Agreement dated September 16, 2014, among the Company (f/k/a CDK Global Holdings, LLC), the borrowing subsidiaries from time to time party thereto, the lenders party thereto, and JPMorgan Chase Bank, as Administrative Agent
10.3	First Amendment, dated as of December 9, 2016, to the Credit Agreement dated December 14, 2015, among the Company, the lenders party thereto, and Bank of America, N.A., as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2016	CDK Global, Inc.

	By:	/s/ ALFRED A. NIETZEL Alfred A. Nietzel Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
10.1	Credit Agreement, dated as of December 9, 2016, among the Company, the lenders party thereto, and Bank of America, N.A., as Administrative Agent
10.2	First Amendment, dated as of December 9, 2016, to the Credit Agreement dated September 16, 2014, among the Company (f/k/a CDK Global Holdings, LLC), the borrowing subsidiaries from time to time party thereto, the lenders party thereto, and JPMorgan Chase Bank, as Administrative Agent
10.3	First Amendment, dated as of December 9, 2016, to the Credit Agreement dated December 14, 2015, among the Company, the lenders party thereto, and Bank of America, N.A., as Administrative Agent